Exhibit 10.8.1

                       AMENDED AND RESTATED ADMISSION FEE
                           ESCROW AGREEMENT - PHASE I
                           (THE CHESTNUT PARTNERSHIP)


         THIS AMENDED AND RESTATED ADMISSION FEE ESCROW AGREEMENT-PHASE I ("Agreement") is made this 18th day of July, 1996, by and between THE CHESTNUT PARTNERSHIP, a Maryland general partnership (the "Partnership"), and THE FIRST NATIONAL BANK OF MARYLAND, a National Banking Association (the "Escrow Agent").

         WHEREAS, the Partnership is the owner of a life-care retirement community known as "Blakehurst," located in Baltimore County, Maryland, and is a "provider" within the meaning of Section 7 of Article 70B of the Annotated Code of Maryland.

         WHEREAS, in order to protect the residents of Blakehurst - Phase I (the "Resident") the parties have entered into this Agreement setting forth the terms and provisions under which certain deposits will be made with the Escrow Agent.

         WHEREAS, this Agreement amends and restates the Admission Fee Escrow Agreement of the Partnership for Blakehurst date January 19, 1990 between the Partnership and American Security Bank, N.A., the Previous Escrow Agent (the "Prior Agreement") relating to the escrowing of deposits.

         WHEREAS, the Partnership and Escrow Agent wish by this Agreement to supersede and replace the Prior Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

         1. All deposits held by the Previous Escrow Agent pursuant to the Prior Agreement shall become subject to the terms of this Agreement.

         2. The Partnership expects to receive a deposit of a portion of an entrance fee (the "Deposit") from each prospective resident of Blakehurst Phase I at the time of execution of a Residency Agreement. The Partnership will accept such Deposit in the form of a check from a Resident made payable to the Escrow Agent, and will deposit the same in an escrow account maintained by the Escrow Agent (the "Escrow Account") as soon as practicable in the ordinary course of business.

         3. The Escrow Agent shall maintain each Deposit described in Section 2 of this Agreement in the name of the Resident in the Escrow Account separate and apart from any funds of the Partnership.

         4. The Partnership represents to the Escrow Agent that it will furnish to each Resident of Blakehurst - Phase I, a written receipt of the Deposit made by the Resident in the form of a fully executed Residency Agreement signed by the Partnership and the Resident.

         5. The Escrow Agent agrees to the following: (a) upon request of the Partnership, to issue a statement indicating the status of the Escrow Account maintained by the Escrow Agent pursuant to this Agreement; (b) upon request of a Resident, to issue a statement indicating the status of such Resident's balance in the Escrow Account maintained by the Escrow Agent pursuant to this Agreement; and (c) to furnish the Partnership with a monthly statement indicating the amount of any disbursements from or deposits to the Escrow Account during the monthly period covered by the statement.

         6. If the Escrow Agent receives written notice from the Partnership of an election by the Resident to rescind his or her obligations under the Residency Agreement, the Escrow Agent shall return such Deposit directly to the Resident (or the estate of the Resident, if the Resident is deceased), in the amount specified by the Partnership and in accordance with the Partnership's written instruction. The Escrow Agent shall promptly refer to the Partnership any and all communications or requests for refunds received directly from Residents.

         7. If the Resident does not elect to rescind his or her obligations under the Residency Agreement, the Deposit shall thereafter continue to be held by the Escrow Agent, together with like Deposits from other Residents, subject to the following terms:

                  7.1 Upon receipt by the Escrow Agent of written notice from the Partnership, but in any event no less often than monthly, the Escrow Agent shall forthwith release to the Partnership all income and gains from investment activity;

                  7.2 Upon receipt by the Escrow Agent of written notice from the Partnership, any special costs incurred and all processing fees earned by the Partnership as set forth in the Residency Agreement shall be distributed to the Partnership;

                  7.3 Upon receipt by the Escrow Agent of written notice from the Partnership, release to the Partnership the Deposits deposited with the Escrow Agent pursuant to this Agreement, together with any earnings thereon; and

                  7.4 The Escrow Agent shall invest the funds held by it from time to time in such obligations of the United States or its agencies (or in the shares of a registered investment company, including those of the Escrow Agent or its affiliates, which holds a portfolio of such securities), or such certificates of deposit, savings accounts, or similar savings or investment securities of the Escrow Agent as the Partnership may direct in writing. The interest and dividends earned on the Deposits shall be for the account of the Partnership.

         8. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be inferred or otherwise imposed upon or against the Escrow Agent.

                  8.1 The Escrow Agent may act in reliance upon any writing or instrument under signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in any such writing or instrument, and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so.

                  8.2 The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form or manner of execution or validity of any instrument deposited with or delivered to the Escrow Agent hereunder, nor as to the identity, authority, or right of any person executing the same.

                  8.3 The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the Deposits and other money, instruments, or other documents received by it as Escrow Agent, for disposition of the same in accordance with the written instruction accepted by it as Escrow Agent, and the reporting requirements specified under Section 5 hereof.

         9. Except as otherwise provided herein, the Partnership hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities or losses, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, unless caused by its willful misconduct or negligence; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any claim.

         10. The Escrow Agent may resign or be terminated upon thirty (30) days' written notice thereof to the other party, subject to the appointment of its successor by the Partnership within such thirty (30) day period. If a successor escrow agent is not appointed by the Partnership within the thirty (30) day period, the Escrow Agent may petition the court to appoint a successor. Upon the appointment of such successor escrow agent, the Escrow Agent agrees to delivery to such successor escrow agent all funds and documents in its possession within thirty (30) days from the date of notice of termination or resignation, or (5) five business days from the date of appointment of the successor escrow agent, whichever shall later occur.

         11. In consideration of the services rendered by the Escrow Agent hereunder, the Partnership agrees to pay to the Escrow Agent its usual and customary fee for services as Escrow Agent, including reimbursement for any expenses, disbursements and advances, and reasonable attorneys fees, incurred by it in connection with the carrying out of its duties hereunder.

         12. Any notices or other communications hereunder shall be in writing and unless otherwise specifically provided, shall be deemed effective when delivered personally or when received by mail, first class postage prepaid, addressed as follows:

                  12.1     If addressed to the Escrow Agent:

                           The First National Bank of Maryland
                           Corporate Trust Department
                           P.O. Box 1596, Banc 101-591
                           Baltimore, MD   21203
                           Attn:   Rob Brown, Corporate Trust Executive

                  12.2     If addressed to the Partnership:

                           The Chestnut Partnership
                           c/o Chestnut Village, Inc.
                           800 Second Avenue
                           Des Moines, IA   50309
                           Attn:   President

13. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The Partnership may amend this Agreement at any time upon 30 days' prior written notice thereof to the Escrow Agent, provided, however, no amendment shall (i) diminish or otherwise affect the rights and protections of the Escrow Agent (ii) require any additional duties of the Escrow Agent, without its written consent.

14. This Agreement shall be construed according to the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Admission Fee Escrow Agreement-Phase I effective as of the date first hereinabove set forth.


THE CHESTNUT PARTNERSHIP                          THE FIRST NATIONAL BANK OF
                                                  MARYLAND
Blakehurst Joint Venture, by
Chestnut Village, Inc., a General Partner


By: /s/ Arthur V. Neis                            By: /s/ Robert D. Brown
    ------------------                                -------------------

West Joppa Road Limited Partnership,
a General Partner


By: /s/ T.F. Mullan
    ---------------

The Chestnut Real Estate Partnership, by
Blakehurst Joint Venture, a General Partner


By: /s/ Arthur V. Neis
    ------------------